EXHIBIT 10.17(a)

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 15th day of December, 2003, by and between Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), and John P. O’Donnell (“Executive”).

     WHEREAS, the Company and Executive are party to that certain Executive Employment Agreement dated as of July 22, 2002 (the “Agreement”), pursuant to which the Company agrees to employ Executive, and Executive accepts such employment, as more particularly described in the Agreement; and

     WHEREAS, as permitted by Section 15 of the Agreement, the Company and Executive desire to amend the Agreement, upon the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.     The Agreement is hereby amended to add the following new subsection (g) at the end of Section 8 thereof:

“(g) Death. The employment of Executive shall automatically terminate upon Executive’s death. For all purposes of this Agreement, any such termination shall be treated in the same manner as a termination without Cause, as described in Section 8(c) of this Agreement, and Executive’s estate shall receive all consideration, compensation and benefits that would be due and payable to Executive for a termination without Cause.”

     2.     (a) The parties acknowledge and agree that this Amendment is an integral part of the Agreement. Notwithstanding any provision of the Agreement to the contrary, in the event of any conflict between this Amendment and the Agreement or any part of either of them, the terms of this Amendment shall control.

             (b) Except as expressly set forth herein, the terms and conditions of the Agreement are and shall remain in full force and effect.

             (c) The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the subject matter thereof and hereof.

             (d) This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania.

             (e) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

MYLAN LABORATORIES INC.

By:	/s/ Robert J. Coury

Name: Robert J. Coury
Title: Vice Chairman and Chief Executive Officer

/s/ John P. O’Donnell

John P. O’Donnell

2